Exhibit 10.1

AMENDMENT NO. 1 TO PURCHASE AGREEMENT

This Amendment No. 1 to Purchase Agreement (this “Amendment”) dated this 28th day of July, 2022, by and among AiAdvertising, Inc., a Nevada corporation (the “Company”) and GHS Investments, LLC, a Nevada limited liability company (the “Investor”).

WHEREAS, the Company and Investor are party to a purchase agreement dated March 28, 2022 (the “Purchase Agreement”);

WHEREAS, the Company and Investor desire to amend the Purchase Agreement as more particularly set forth below;

WHEREFORE, the parties do hereby agree as follows:

1.       The last sentence of Section 1(s) of the Purchase Agreement is hereby removed, such that Section 1(s) reads in its entirety as follows:

(s) “Purchase Price” means, with respect to a Purchase made pursuant to Section 2(a) hereof, the lower of (a) 90% of the lowest traded price during the Valuation Period; or (b) the Closing Price for the common stock on the trading day preceding the date of the Purchase Notice.

2.       Except as modified herein, the terms of the Purchase Agreement shall remain in full force and effect.

3.       This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same Amendment. A signature delivered by facsimile or email shall constitute an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

AIADVERTISING, INC.

By: /s/ Jerry Hug

Name: Jerry Hug

Title: Chief Executive Officer

GHS INVESTMENTS, LLC

By: /s/ Sarfraz Hajee

Name: Sarfraz Hajee

Title: Member